SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2004

RURAL CELLULAR CORPORATION

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 12. Results of Operations and Financial Condition
SIGNATURES
Script of prepared remarks

Item 12. Results of Operations and Financial Condition.

On February 25, 2004 at 8:00 AM CT, Rural Cellular Corporation held its teleconference discussing the financial results for the fourth quarter of 2003. Exhibit 99.1 is a script of the prepared remarks from the fourth quarter teleconference. An audio replay of the teleconference can be accessed by logging onto the Company’s website at www.RCCwireless.com or by dialing (800) 405-2236 and provide 570279 as the passcode.

The foregoing information is provided pursuant to Item 12, “Results of Operations and Financial Condition,” on Form 8-K. The information in this report shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

In addition to the financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), the transcript contains Non-GAAP financial measures (as determined under the SEC Regulation G). Management believes that these Non-GAAP financial measures provide an important perspective on the Company’s operating results and the Company’s ability to service its long-term obligations, to fund continuing growth, and to continue as a going concern. The Company’s earnings release, which was filed on Form 8-K on February 24, 2004, contains a reconciliation of all Non-GAAP financial measures to the most directly comparable GAAP financial measures.

During the question and answer section of today’s teleconference, it was incorrectly noted that the Company’s top four roaming partners represented less than 80% of its roaming revenue. As referenced in the prepared script, the Company’s top four roaming partners represent less than 90% of its total roaming revenue.

Exhibit No.	Description
99.1	Script of prepared remarks for the teleconference held on February 25, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RURAL CELLULAR CORPORATION

/s/ Richard P. Ekstrand Richard P. Ekstrand
President and Chief Executive Officer

Date: February 25, 2004